FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
CURRENT REPORT

Date of Report (date of earliest event reported) December 28, 2010

Commission File No. 000-53099

INDUSTRY CONCEPT HOLDINGS INC.
(Exact Name of registrant as specified in its charter)

Colorado	20-8510684
(State or other jurisdiction	(IRS Employer File Number)
of incorporation)

4501 E 50th St.
Vernon, CA	90058
(Address of principal executive offices)	(zip code)

(323) 585-5281
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Industry Concept Holding Corp. and its subsidiaries.

Item 5.02 Departure of Director

Mr.  Brian E Sobnoski   a Director, has resigned from all offices, effective immediately.  A copy of his resignation letter is attached. We have selected a replacement at this time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Resignation Letter from Brian E Sobnoski, Director.

The Board of Directors
Gentlemen;

Matt,

I am resigning from my position as a member of the Board of Directors of Industry Concept Holdings as well as any and all additional titles I may hold in association with the company and any of its subsidiaries.

Confirm that you have received this and send an acknowledgment of my resignation.

Thank You

Brian E Sobnosky

Also the board Welcomes and appoints Mr. Robert DelVecchio to Replace Mr. Sobnoski.

Mr. DelVecchio contributes over 20 years of financial securities experience to Assured Pharmacy. Mr. DelVecchio was appointed Chief Executive Officer in 2005. Under his leadership Assured Pharmacy's revenue have grown from $900,000 annually to over $15,000,000 in sales annually. Previous to this Mr. DelVecchio founded Brockington Securities in 1994. Brockington Securities is a full service brokerage firm. Mr. DelVecchio started his career in the United States Navy as an anti-submarine warfare operator

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industry Concept Holding Corp.

Date: December 28, 2010	By:	/s/ Matthew Milonas
Matthew Milonas
President